UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 7, 2019
_________________________
Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6649 Westwood Blvd., Orlando, FL	32821
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange

Item 8.01	Other Events.
On September 1, 2018, Marriott Vacations Worldwide Corporation (“MVW”) completed its previously announced acquisition of ILG, LLC, formerly ILG, Inc. (“ILG”), pursuant to the Agreement and Plan of Merger, dated as of April 30, 2018 (the “Merger Agreement”), by and among MVW, ILG, Ignite Holdco, Inc., a Delaware corporation and wholly-owned direct subsidiary of ILG, Ignite Holdco Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Holdco, Volt Merger Sub, Inc., a Delaware corporation and wholly-owned direct subsidiary of MVW, and Volt Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of MVW. As a result of the combination transactions the (the “Combination Transactions”), ILG became an indirect, wholly owned subsidiary of MVW.
To partially fund the Combination Transactions, Marriott Ownership Resorts, Inc., MVW’s wholly owned subsidiary (the “Issuer”), issued an aggregate principal amount of $750 million of 6.500% notes due 2026 (the “2026 Notes”) on August 23, 2018. On September 1, 2018, ILG (the “Co-Issuer” and together with the Issuer, the “Issuers”) became a co-issuer of the 2026 Notes, and certain of ILG’s wholly owned domestic subsidiaries that guarantee MVW’s credit facility became guarantors of the 2026 Notes.
Also in connection with the Combination Transactions, on September 4, 2018, MVW settled an exchange offer (the “Exchange Offer”) by the Issuer with respect to the outstanding 5.625% Senior Notes due 2023 (the “Existing IAC Notes”) of Interval Acquisition Corp., a wholly owned subsidiary of ILG, pursuant to which the Issuer offered to exchange the Existing IAC Notes held by certain eligible holders for: (i) an aggregate principal amount of $88,165,000 of 5.625% Senior Notes due 2023 (the “2023 Notes”) issued by the Issuers and (ii) cash. The holders of the 2023 Notes and the 2026 Notes have certain registration rights, pursuant to which we expect to offer to exchange in registered exchange offers (the “Registered Exchange Offers”) the existing 2023 Notes and 2026 Notes for new notes in a like principal amount, like interest rate and maturity and like denomination of the existing 2023 Notes and 2026 Notes that will not contain the transfer restrictions applicable to the existing 2023 Notes and 2026 Notes.
In connection with the Registered Exchange Offers for the 2023 Notes and the 2026 Notes, the registrant is filing this Current Report on Form 8-K in order to make available the unaudited pro forma financial information of MVW for the year ended December 31, 2018, which gives effect to the Combination Transactions on the basis described therein. The foregoing is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit Number	Description
99.1	Unaudited Pro Forma Combined Statement of Income

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Date: May 7, 2019	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial and Administrative Officer

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